THE GABELLI UTILITY TRUST (the "Trust")
EXHIBIT TO ITEM 77C

	On May 10, 2004 the Trust held its Annual Meeting of
Shareholders to elect five Trustees of the Trust. The results of the proposal are as follows:

1.	(a) To elect three (3) Trustees of the Trust by the
Common Shares, Series A 5.625% Cumulative Preferred Stock
Shares and Series B Auction Rate Cumulative Preferred
Stock Shares voting as a single class

With respect to the proposal relating to the election of three Trustees of the Gabelli Utility Trust by the Common
Shares, Series A 5.625% Cumulative Preferred Stock Shares and Series B Auction Rate Cumulative Preferred Stock Shares voting as a single class, the following votes and percentages were recorded.


(1) Mario J. Gabelli
FOR:  22,024,751
WITHHOLDING AUTHORITY:  245,582
PERCENT REPRESENTED AT THE MEETING VOTING IN FAVOR:  98.89%
(Common and Preferred Shareholders voting as a single class)


(2) Thomas E. Bratter
FOR:  21,987,193
WITHHOLDING AUTHORITY:  283,140
PERCENT REPRESENTED AT THE MEETING VOTING IN FAVOR:  98.73%
(Common and Preferred Shareholders voting as a single class)


(3) Vincent D. Enright
FOR:  21,998,854
WITHHOLDING AUTHORITY:  271,478
PERCENT REPRESENTED AT THE MEETING VOTING IN FAVOR:  98.78%
(Common and Preferred Shareholders voting as a single class)

(b) To elect two (2) Trustees of the Trust by the Series
A 5.625% Cumulative Preferred Stock Shares and Series B
Auction Rate Cumulative Preferred Stock Shares voting as a single class

With respect to the proposal relating to the election of two Trustees of the Gabelli Utility Trust by the Series A
5.625% Cumulative Preferred Stock Shares and Series B
Auction Rate Cumulative Preferred Stock Shares voting as a single class, the following votes and percentages were recorded.


(1) Anthony J. Colavita
FOR:  1,172,448
WITHHOLDING AUTHORITY:  22,137
PERCENT REPRESENTED AT THE MEETING VOTING IN FAVOR:  98.14%
(Preferred Shareholders voting as a separate class)


(2) James P. Conn
FOR:  1,172,448
WITHHOLDING AUTHORITY:  22,137
PERCENT REPRESENTED AT THE MEETING VOTING IN FAVOR:  98.14%
(Preferred Shareholders voting as a separate class)

The remaining Trustees in office are: Frank J. Fahrenkopf
Jr., John D. Gabelli, Robert J. Morrissey, Anthony R. Pustorino,
Karl Otto Pohl, Salvatore J. Zizza.